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                                                               Exhibit 4.1 (c)

                      SECOND AMENDMENT TO CREDIT AGREEMENT


          SECOND AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), dated as of December 24, 1997, among WICKES INC. (formerly known as Wickes Lumber Company) (the "Borrower"), the financial institutions executing this Agreement on the signature pages hereto (the "Majority Lenders") and BT COMMERCIAL CORPORATION, as agent (the "Agent") under the Credit Agreement (defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, the Borrower, the Majority Lenders (and any other Lenders), NATIONSBANK OF GEORGIA, N.A., as Syndication Agent, the Agent and Bankers Trust Company, as Issuing Bank, are parties to that certain Second Amended and Restated Credit Agreement dated as of April 11, 1997, as amended (the "Credit Agreement"); and

          WHEREAS, at the Borrower's request, the Majority Lenders and the Agent have agreed, subject to the terms and conditions set forth herein, to amend the Fixed Charge Coverage Ratio and Consolidated Net Worth covenants set forth in Sections 8.1 and 8.2 respectively, of the Credit Agreement.

          NOW, THEREFORE, the parties hereto do hereby agree as follows:

          1.   Amendments.  The Credit Agreement is hereby amended as follows:
               ----------

          (a) Section 8.1 of the Credit Agreement is amended by (i) replacing the ratio "1.10 to 1.00" on the line opposite the words "last day of fiscal December 1997" with the ratio "0.75 to 1.00" and (ii) replacing the ratio "1.10 to 1.00" on the line opposite the words "last day of fiscal March 1998" with the ratio "0.75 to 1.00".

          (b) Section 8.2 of the Credit Agreement is amended by (i) replacing the figure "$21,420,000" on the line opposite the words "December 1997" with the figure "$18,000,000" and (ii) replacing the figure "$16,920,000" on the line opposite the words "March 1998" with the figure "$14,000,000".

          2.   Conditions Precedent.  The amendments contained in Section 1
               --------------------
     above are subject to, and contingent upon, satisfaction of each of the following conditions:

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          (a)    the Agent shall have received duly executed counterparts hereof signed by the Borrower, the Agent and the Majority Lenders;

          (b) all representations and warranties of the Borrower contained herein shall be true and correct in all material respects as of the date hereof; and

          (c) In consideration for their agreement to the amendments contained in Section 1 above, the Agent shall have received from the Borrower, for the pro rata account of the Lenders, an amendment fee of
                       --- ----
     $162,500, in immediately available funds. Once paid, such fee shall be nonrefundable.

          3.   Additional Condition.  Until such time as the Borrower
               --------------------
demonstrates to the satisfaction of the Agent its compliance with the covenants set forth in Sections 8.1 and 8.2 of the Credit Agreement for the applicable fiscal periods ended on the last day of fiscal June 1998, the Borrower shall maintain excess borrowing availability under the Credit Agreement of at least $15,000,000.

          4.   Additional Fees.  Notwithstanding the amendments set forth in
               ---------------
Section 1 above and as additional consideration for the agreement by the Majority Lenders to the amendments contained in Section 1 above, (a) if the Consolidated Entity's Fixed Charge Coverage Ratio for the last four full fiscal quarters of the Consolidated Entity ending on the last day of fiscal December 1997 is less than 1.10 to 1.00, the Borrower shall immediately pay to the Agent in immediately available funds, for the pro rata account of the Lenders, an additional amendment fee of $162,500 (unless the Borrower is able to avail itself (and has not previously availed itself) of the one-time only default carve-out contained in the first proviso of Section 8.1 of the Credit Agreement) and (b) if the Consolidated Entity's Fixed Charge Coverage Ratio for the last four full fiscal quarters of the Consolidated Entity ending on the last day of fiscal March 1998 is less than 1.10 to 1.00, the Borrower shall immediately pay to the Agent in immediately available funds, for the pro rata account of the Lenders, an additional amendment fee of $162,500 (unless the Borrower is able to avail itself (and has not previously availed itself) of the one-time only default carve-out contained in the first proviso of Section 8.1 of the Credit Agreement). For the avoidance of doubt, the fees due hereunder shall be Obligations of the Borrower and, once paid, shall be nonrefundable.

          5.   Representations and Warranties.  (a) The Borrower hereby
               ------------------------------
represents and warrants to the Agent, the Syndication Agent and the Lenders as follows:

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          (i)    As of the date hereof, the representations and warranties
     contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects after giving effect to this Agreement as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

          (ii) after giving effect to this Agreement, no event has occurred and is continuing, or would result from this Agreement, which constitutes a Default or an Event of Default;

          (iii) the Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the transactions contemplated hereby, and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

          (iv) except for those that have been obtained, no consent of any other Person and no action of or filing with any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the transactions contemplated hereby;

          (v) this Agreement has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms; and

          (vi) the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any Governmental Authority, or conflict with, or result in the breach of, or constitute a default under, any Material Contract (including, without limitation, the Indenture).

          6.   Effect of Agreement.  Except as specifically provided herein,
               -------------------
this Agreement does not in any way affect or impair the terms, conditions and other provisions of the Credit Agreement or the other Credit Documents, and all terms, conditions and other provisions of such documents shall remain in full force and effect. Any amendments herein are limited to the specific provisions described and shall not be deemed to (i) be amendments of any other term or condition of the Credit Agreement or any other Credit Document or (ii) prejudice any rights not specifically addressed herein which the Agent or any Lender may

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now have or may have in the future under the Credit Agreement or any other
Credit Document. This Agreement is a "Credit Document," as such term is defined in the Credit Agreement.

          7.   Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          8.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          9.   Headings.  Section headings are included herein for convenience
               --------
of reference only and shall not constitute a part of this Agreement for any other purpose.

                                [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and authorized officers as of the date first set forth above.

                              BORROWER:
                              --------
                              WICKES INC.,
                                  a Delaware corporation

                              By:  /s/George A. Bajalia
                                  ---------------------
                              Title:  Chief Financial Officer


                              AGENT:
                              -----
                              BT COMMERCIAL CORPORATION,
                                  as Agent

                              By:  /s/ Bruce W. Addison
                                   --------------------
                                   Vice President


                              MAJORITY LENDERS:
                              ----------------
                              BT COMMERCIAL CORPORATION

                              By:  /s/Bruce W. Addison
                                  --------------------
                                   Vice President

                              NATIONSBANK OF GEORGIA, N.A.

                              By:  /s/Robert Walker
                                   -----------------
                                   Title: Vice President

                              LASALLE NATIONAL BANK

                              By:  /s/Christopher G. Clifford
                                  ----------------------------
                                   Title: Sr. Vice President

                              BANKAMERICA BUSINESS CREDIT, INC.

                              By:  /s/Patrick J. Wilson
                                   ---------------------
                                   Title: Vice President

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                              THE FIRST NATIONAL BANK OF BOSTON

                              By:  /s/Mark J. Forti
                                   -----------------
                                   Title: Vice President

                              BTM CAPITAL CORPORATION

                              By:  _________________________________
                                   Title:

                              THE CIT GROUP/BUSINESS CREDIT, INC.

                              By:  /s/Uri Tooch
                                   -------------
                                   Title: Assistant Vice President

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